CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-230794) of Alcon Inc. of our report dated February 23, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 20-F.
/s/PricewaterhouseCoopers LLP

Fort Worth, Texas
February 23, 2021